Exhibit 23(i)16

                                 LAW OFFICES
                        SANDS ANDERSON MARKS & MILLER
                          A PROFESSIONAL CORPORATION

                              The Ross Building
                       801 East Main Street, Suite 1400
                             Post Office Box 1998
                        Richmond, Virginia 23218-1998

                             Tel: (804) 648-1535
                         Fax: (804) 783-7291/783-2926

                         Direct Dial: (804) 783-7262


                              February 25, 1999



First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

      Re:   FIRST INVESTORS MULTI-STATE INSURED TAX-FREE FUND

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax-Free Fund and the related Prospectus.


                                    Very truly yours,

                                    SANDS, ANDERSON, MARKS & MILLER,
                                          A Professional Corporation

                                    By: /s/______________________________
                                          Vice President